Electronic Articles of Incorporation
For

P15000020283
FILED
March 02, 2015
Sec. Of State
mdickey

STONEHEDGE BRANDING GROUP INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

STONEHEDGE BRANDING GROUP INC.

Article II

The principal place of business address:

399 NW 2ND AVENUE
216
BOCA RATON, FL. 33432

The mailing address of the corporation is:

399 NW 2ND AVENUE
216
BOCA RATON, FL. 33432

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1000

Article V

The name and Florida street address of the registered agent is:

RANDY ROMANO
399 NW 2ND AVENUE
216
BOCA RATON, FL. 33432

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: RANDY ROMANO

P15000020283
FILED
March 02, 2015
Sec. Of State
mdickey

Article VI

The name and address of the incorporator is:

RANDY ROMANO
399 NW 2ND AVENUE
216
BOCA RATON, FL 33432

Electronic Signature of Incorporator: RANDY ROMANO

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
RANDY ROMANO
399 NW 2ND AVENUE, #216
BOCA RATON, FL. 33432 US

Title: CEO
VAUGHAN DUGAN
399 NW 2ND AVENUE, #216
BOCA RATON, FL. 33432 US

Title: SEC
RANDY ROMANO
399 NW 2ND AVENUE, #216
BOCA RATON, FL. 33432 US